SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2004

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02: Unregistered Sales of Equity Securities

  Securities Sold: Sale of 950,000 units at $.25 per unit consisting of (a) one share of common stock plus (b) a 5 year callable warrant to purchase one additional share of common stock at $.25 plus (c) a 5 year callable warrant to purchase one additional share of common stock at $.50. In the case of the warrants with a strike price of $.25, such warrants may be called at $.001 per share if the stock of the company closes for 20 consecutive trading days at or above $.35 per share. In the case of the warrants with a strike price of $.50 per share, such warrants may be called if the stock of the company closes for 20 consecutive trading days at a price at or above $.75 per share.  Closing date of sale - October 8, 2004.

  Consideration
  Aggregate offering price: $237,500. Fees and expenses $0

  Exemption from Registration; Rule 506 of Regulation D of the Securities Act of 1933, as amended.

  Terms of Conversion or Exercise: See item a above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: October 12, 2004